UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2015, the board of directors of Stratus Properties Inc. (“Stratus”) unanimously approved, and on May 28, 2015, Stratus entered into, Amendment No. 1 (the “Amendment”) to its Amended and Restated Rights Agreement dated as of April 13, 2012 with Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent (the “Rights Agent”) and involving Stratus’ common stock and preferred stock purchase rights (the “Amended and Restated Rights Agreement”). The Amendment (1) extends the expiration date of the rights contained in the Amended and Restated Rights Agreement from May 29, 2015 to May 29, 2018, (2) clarifies that references in the Amended and Restated Rights Agreement to certificates for Stratus’ common stock also include shares for common stock issued in book-entry form and (3) includes a force majeure provision that releases the Rights Agent from liability for any delays or failures in performance resulting from acts beyond its reasonable control. All other terms remain unchanged.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the
Amendment, which is filed as Exhibit 4.1 and incorporated herein by reference.

3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 above are incorporated herein by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report on Form 8-K is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:     /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: May 28, 2015

Stratus Properties Inc.
Exhibit Index

Exhibit Number
4.1
Amendment No. 1, dated May 28, 2015, to Amended and Restated Rights Agreement, dated as of April 13, 2012, between Stratus Properties Inc. and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as Rights Agent.